Certification Pursuant to Rule 30a-2(b) under the 1940 Act
and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hennessy Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Hennessy Funds Trust for the period ended October 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Hennessy Funds Trust for the stated period.

/s/ Neil J. Hennessy Neil J. Hennessy President Hennessy Funds Trust	/s/ Teresa M. Nilsen Teresa M. Nilsen Treasurer Hennessy Funds Trust
Date: January 9, 2019	Date: January 9, 2019

This statement accompanies this report on Form N-CSR pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Hennessy Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.